UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1-4. Not applicable.

Section 5. Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Shareholders was held on May 13, 2010. At the Annual Meeting, the following individuals were elected as directors, with the following number of votes cast for or withheld from such individuals:

	Votes For	Votes Withheld
Lon E. Bell, Ph. D.	16,791,778	818,382
Francois J. Castaing	17,042,609	567,551
Daniel R. Coker	17,057,090	553,070
John M. Devine	17,043,312	566,848
Maurice E.P. Gunderson	16,535,980	1,074,180
Oscar B. Marx, III	11,178,602	6,431,558
James J. Paulsen	16,520,556	1,089,604

There were 2,503,287 broker non-votes in connection with the election of directors.

In addition, at the Annual Meeting, the Shareholders ratified the appointment of Grant Thornton LLP as our registered independent accountants for the year ending December 31, 2010. A total of 20,003,472 votes were cast for this proposal, 17,938 votes were cast against this proposal and 92,037 votes abstained on this proposal. There were no broker non-votes in connection with this proposal.

Sections 6-9. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

Date: May 14, 2010